UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐

Preliminary Proxy Statement

☐

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Under Rule 14a-12

Selectica, Inc.

 (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

B. Riley & Co., Inc.

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER
THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

☒

No fee required.

☐

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

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Fee paid previously with preliminary materials:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid:

(2)

Form, Schedule or Registration Statement No.:

(3)

Filing Party:

(4)

Date Filed:

Communication sent, beginning September 19, 2005, by B. Riley & Co. Inc. to certain institutional holders of Selectica, Inc. common stock, is set forth below.

INSTRUCTION MEMORANDUM

We appreciate your interest in helping us try to make Selectica a more shareholder friendly company.  I have separately sent you our proxy materials.  And as a reminder, our proxy card has the same matters as the company’s except we have three additional proposals which seek to eliminate the staggered board and allow shareholders to call special meetings.

As you may be aware, the shareholder meeting is set for September 22.  You  are probably familiar with voting via ADP.  Due to the time constraint we will not be able to go through the normal channels as far as the voting procedures.  What we will need from you if you wish to vote for our proposals is as follows:

1.

Contact the custodian who has your Selectica shares to request a “legal proxy” from that custodian.  If you have more than one custodian, you will need a “legal proxy” from each custodian that holds Selectica shares for you so that you can use our proxy card. (For your convenience, below is a form of the request which you can fax or email to your custodian.).

2.

Once you obtain the legal proxy, fax it to B.Riley & Co. at 310-966-1096 or 310-966-1448, along with a copy of our proxy card that you have filled out and a letter stating you appoint Tom Kelleher and Bryant Riley as proxies by the power of substitution in your legal proxy. Your use of our proxy card should instruct us how to vote your shares. (Again, a copy of the letter we need as well as our proxy are attached.)

It is all right if your shares have already been voted; you are allowed to change your vote up until the shareholder meeting.  By getting a legal proxy and using it to vote on our proxy, you will supersede any prior proxy you have given.  If you have not voted yet, you can ignore the company’s proxy.

We realize this is an inconvenience, but feel it is important that we begin to effect change at Selectica.

Any questions, please contact Tom Kelleher or Bryant Riley at 310-966-1444.

[Form of request to custodian]

To:   [Custodian]

Facsimile

To whom it may concern:

I am the beneficial owner approximately [                ] shares of Selectica (Nasdaq: SLTC) which you hold on my behalf in street name.  I would like a legal proxy to vote these shares for the company’s September 22, 2005 annual meeting.

As the meeting is this week, we would appreciate your timely attention to this request.

Sincerely,

[Form of letter to accompany proxy]

September __, 2005

Bryant R. Riley

11100 Santa Monica Blvd., Suite 800

Los Angeles, CA  90025

Dear Mr. Riley,

I have received a copy of your definitive proxy statement and materials in connection with the upcoming annual meeting of the stockholders of Alliance Semiconductor Corporation.

As the holder of the enclosed legal prox(ies), I hereby exercise the power of substitution granted in such legal prox(ies) and using such powers, appoint Bryant R. Riley and Tom Kelleher, or either of them, acting singly, as proxies and attorneys-in-fact, as specified on the enclosed blue proxy card, and instruct each of them to vote the shares represented by the legal proxy in accordance with the direction provided on the enclosed blue proxy card.

Sincerely,

INVESTOR NOTICES

B. Riley & Co., Inc. ("Riley & Co.") has filed a definitive proxy statement with the Securities and Exchange Commission on September 19, 2005, regarding the solicitation of proxies for the upcoming annual meeting of the stockholders of Selectica, Inc. (the "Company").  INVESTORS AND STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of this proxy statement, and other relevant documents, for free at the Securities and Exchange Commission’s website located at www.sec.gov.

The following are participants, under SEC rules, in the solicitation of proxies from the Company's stockholders in connection with the upcoming annual meeting: B. Riley & Co., Inc.; Bryant R. Riley; B. Riley & Co. Holdings, LLC; and Tom Kelleher.  Information regarding the direct or indirect interests of these participants, by security holdings or otherwise, is set forth in the definitive proxy statement filed by B. Riley & Co. on September 19, 2005.